As filed with the Securities and Exchange Commission on November 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SNOW LAKE RESOURCES LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Manitoba, Canada	1099	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

242 Hargrave Street, #1700

Winnipeg, Manitoba R3C 0V1 Canada
info@snowlakelithium.com

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168

(800)221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.	Mitchell Nussbaum, Esq.
Bevilacqua PLLC	Norwood P. Beveridge, Esq.
1050 Connecticut Avenue, NW, Suite 500	Loeb & Loeb LLP
Washington, DC 20036	345 Park Avenue
(202) 869-0888	New York, NY 10154
(212) 407-4000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-254755)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Shares, no par value(2)(3)	$4,600,000	$426.42	(4)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Snow Lake Resources Ltd. previously registered securities with a proposed maximum aggregate offering price of $23,000,000 on a Registration Statement on Form F-1 (File No. 333-254755), as amended (the “Prior Registration Statement”), and paid a registration fee of US$2,509.30. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Prior Registration Statement is hereby registered.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(3)	Includes common shares that may be purchased by the underwriters pursuant to their over-allotment option.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-1 is being filed with respect to the registration of additional securities of Snow Lake Resources Ltd., a corporation formed under the laws of the Province of Manitoba (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-254755), initially filed by the Registrant on March 26, 2021 and declared effective by the Securities and Exchange Commission on November 18, 2021 (the “Prior Registration Statement”). The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of common shares, to be registered for sale. The required opinions of counsel and related accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Thompson Dorfman Sweatman LLP regarding the legality of the common shares
23.1	Consent of DeVisser Gray LLP
23.2	Consent of Thompson Dorfman Sweatman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the prior Registration Statement (File No. 333- 254755), as filed with the Securities and Exchange Commission on October 21, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada on the 18th day of November of 2021.

SNOW LAKE RESOURCES LTD.

By:	/s/ Philip Gross
Name:	Philip Gross
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Gross	Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2021
Philip Gross

/s/ Philip Gross*	Chief Financial Officer (Principal Financial and Accounting Officer)	November 18, 2021
Mario Miranda

/s/ Philip Gross*	Chairman of the Board	November 18, 2021
Louie Simens

/s/ Philip Gross*	Director and VP of Resource Development	November 18, 2021
Dale Schultz

/s/ Philip Gross*	Independent Director	November 18, 2021
Nachum Labkowski

/s/ Philip Gross*	Independent Director	November 18, 2021
Hadassah Slater

/s/ Philip Gross*	Independent Director	November 18, 2021
Allan David Engel

*	Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Snow Lake Resources Ltd. has signed this registration statement or amendment thereto in New York on November 18, 2021.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Ms. Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

3